Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of Sunrise Energy Services, Inc. a Delaware corporation (the “Company”) on Form 10-QSB for the period ending September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), David A. Melman, Principal Executive Officer and Principal Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

     A signed original of this written statement required by Section 906 has been provided to Sunrise Energy Services, Inc., and will be retained by Sunrise Energy Services, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: December 2, 2004
By: /s/ David A. Melman
David A. Melman
President, Principal Financial Officer
and Principal Accounting Officer